UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2008
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On April 4, 2008, Automatic Data Processing, Inc. (the “Company”) filed a Report on Form 8-K announcing that Mr. George I. Stoeckert, President, Employer Services–International, will be leaving the Company effective at the close of business on June 30, 2008. On June 24, 2008, the Company entered into a Termination Agreement and Release with Mr. Stoeckert (the “Termination Agreement”), which provides that he will cease to be an executive officer of the Company on June 30, 2008, but will continue his employment until July 31, 2008.

The Termination Agreement provides for the following cash payments to Mr. Stoeckert (less required tax withholdings and other standard deductions):

•	severance pay of $409,034.13 in twelve installments commencing in February 2009 and ending in January 2010;
•

any payments that may be awarded to Mr. Stoeckert under the fiscal year 2008 bonus plan (the amount will be determined by the Company’s Compensation Committee in August 2008 based on the Company’s business and financial results, and the payment will be made by September 1, 2008);

•	additional bonus of $200,000 in recognition of Mr. Stoeckert’s years of service and performance as President, Employer Services–International (the payment will be made by September 1, 2008);
•	any payments that may be awarded to him under Company’s Growth Incentive Program and Accelerated Revenue Program as per their respective terms (the payments will be made by September 1, 2008); and
•	$31,464.16 for all accrued and unused vacation.

In addition, the following provisions will be applicable to Mr. Stoeckert’s unvested stock options and restricted stock, provided he does not violate certain non-competition, non-solicitation, non-disclosure or confidentiality obligations by which he is bound:

•

all ADP stock options previously granted to Mr. Stoeckert will continue to vest through January 31, 2010 and will generally remain exercisable though April 1, 2010 (or through January 31, 2013 in the case of options granted after January 1, 1999), subject to the original expiration dates of each of the outstanding stock options;

•	Mr. Stoeckert will be allowed to keep the 834 shares of ADP common stock already awarded to him that have restrictions lapsing on July 1, 2009; and
•	Mr. Stoeckert will be allowed to keep the 11,414 shares of ADP common stock expected to be awarded to him in September 2008 that will have restrictions lapsing in March 2009.

The Termination Agreement also provides that:

•	Mr. Stoeckert will be granted benefit service credit through December 31, 2008 under the Company’s supplemental officers retirement plan;
•	Mr. Stoeckert will be allowed to purchase shares under the Company’s employee stock purchase plan at the purchase price determined under the plan;
•	Mr. Stoeckert will be eligible to enroll in the Company’s retiree medical plan; and
•	Mr. Stoeckert will be permitted to use a car leased by the Company until the earliest of January 31, 2010 or the date he commences other full time employment.

Mr. Stoeckert's entitlement to the compensation and benefits described above are conditioned on his executing a general waiver and release of claims against the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.24 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
10.24	Termination Agreement and Release by and between George I. Stoeckert, Automatic Data Processing, Inc., and ADP, Inc. dated June 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2008

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ James B. Benson
Name: James B. Benson Title: Corporate Vice President

Exhibit Index

Exhibit Number	Description
10.24	Termination Agreement and Release by and between George I. Stoeckert, Automatic Data Processing, Inc., and ADP, Inc. dated June 24, 2008.